Exhibit 10.2

DIAMOND S HOLDINGS LTD.

818-470 Granville Street Vancouver, B.C. Canada V6C 1V5

INVOICE

To:	Suncross Exploration Corporation	February 12, 2007
846 Martin Street
Suite 3150
Blaine, Washington
USA 98230

Re:
ARGO CLAIM
Trenching and Sampling
Over Known Mineralized Area
September 10 to 27, 2006

Completion of Phase One Exploration Program as
Outlined in “Geological Exploration Report on the
Argo Mineral Claims” by Laurence Sookochoff, P.Eng.
Dated May 31, 2006

TOTAL	US $7,500